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                                                                    Exhibit 99.1




For Immediate Release                    Contact:  Kit Newton
                                                   Bayer Corporation
                                                   412-777-5666
                                                   Dennis Cocco
                                                   PolyOne Corporation
                                                   216-589-4018



                             BAYER AND POLYONE FORM
                       POLYURETHANE SYSTEMS JOINT VENTURE

         PITTSBURGH/CLEVELAND, April 24, 2003 -- Bayer Polymers LLC and PolyOne Corporation today announced they have formed BayOne Urethane Systems, LLC--a 50/50 joint venture to develop and market polyurethane systems in the United States and Canada.

         The joint venture will become operational in June.

         Polyurethane "systems" are polyurethane components--isocyanates and polyol additive blends--formulated to meet specific product applications. Polyurethane systems are used worldwide in an extensive variety of applications, including automotive products, construction, furniture, flooring, industrial and commercial insulation, appliances, and footwear.

                                    --more--


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BAYER AND POLYONE FORM POLYURETHANE SYSTEMS JOINT VENTURE   -2-

         Bayer Polymers' polyurethanes business, with Americas Region headquarters in Pittsburgh, supplies polyurethane systems and raw materials worldwide. PolyOne, headquartered in Cleveland, is an international polymer services company. Its polyurethanes operations include custom-formulated polyurethane systems.

         The joint venture, headquartered in St. Louis, will focus primarily on the following markets: carpet backing and related applications, non-automotive flexible molded foams, integral skins, footwear, instrument panels and filters.

         "This joint venture will break new ground for Bayer and PolyOne. By leveraging the strengths of Bayer's technology and raw materials and PolyOne's regional manufacturing capabilities and technical service know-how, the venture will be positioned to provide our customers superior products and service," said Peter Vanacker, Senior Vice President and Head of Polymer Solutions for Bayer Polymers.

                                    --more--



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BAYER AND POLYONE FORM POLYURETHANE SYSTEMS JOINT VENTURE   -3-

         "By combining Bayer and PolyOne polyurethane systems portfolios and commercial and technical expertise, BayOne Urethane Systems, LLC will be able to provide clear benefits to a larger population of customers," added Denis Belzile, Vice President and General Manager of PolyOne's Specialty Resins and Formulators Group. "Our combined systems formulating experience, customer and technical service orientation, and regional manufacturing flexibility make a powerful combination. It is an exciting opportunity to provide better service to our customers," he said.

         Bayer facilities involved in the joint venture include Bayer Polymers' research and development facilities and sales offices in Pittsburgh, the corporation's production and laboratory facilities in New Martinsville, W. Va., and research and technical service facilities in Dalton, Ga.

         PolyOne locations included in the joint venture are St. Louis (joint venture headquarters, production and laboratory facilities); Commerce, Calif., and Sussex, Wis., (production and laboratory facilities); and Kennesaw. Ga., (laboratory and technical services operations).

                                    --more--



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BAYER AND POLYONE FORM POLYURETHANE SYSTEMS JOINT VENTURE   -4-

ABOUT BAYER CORPORATION

         Headquartered in Pittsburgh, Bayer Corporation had sales of $9.5 billion in 2002 and is one of Fortune magazine's Most Admired Companies. The company employs 21,600 people. It is a member of the worldwide Bayer Group, a $32 billion international health care and chemicals group based in Leverkusen, Germany. Bayer's four operating companies - CropScience, Chemicals, HealthCare and Polymers -- produce a broad range of products that help diagnose and treat diseases, purify water, preserve local landmarks, protect crops, advance automobile safety and durability and improve people's lives. Information about the corporation's products and services can be found at www.bayerus.com.



ABOUT POLYONE CORPORATION

         PolyOne Corporation, with 2002 revenues of $2.5 billion, is an international polymer services company with operations in thermoplastic compounds, specialty resins, specialty polymer formulations, engineered films, color and adhesive systems, elastomer compounding, and thermoplastic resin distribution. Headquartered in Cleveland, Ohio, PolyOne has employees at manufacturing sites in North America, Europe, Asia, and Australia, and joint ventures in North America, South America, Europe, Asia and Australia. Information about the Company's products and services can be found at www.polyone.com.



This news release contains forward-looking statements based on current assumptions and forecasts made by Bayer Group and PolyOne management. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation, development or performance of the companies and the estimates given here. These factors include those discussed in public reports filed with the Frankfurt Stock Exchange and with the U.S. Securities and Exchange Commission (including Form 20-F). The companies assume no liability whatsoever to update these forward-looking statements or to conform them to future events or developments.


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